EXHIBIT 21

LIST OF SUBSIDIARIES

Subsidiaries of Ashland Inc. (“AI”) at September 30, 2011, included the companies listed below.  Ashland has numerous unconsolidated affiliates, which are primarily accounted for on the equity method, and majority-owned consolidated subsidiaries in addition to the companies listed below.  Such affiliates and subsidiaries are not listed below since they would not constitute a significant subsidiary considered in the aggregate as a single entity.

Company	Jurisdiction of Incorporation
Aqualon Company	Delaware
Aqualon France B.V.	Netherlands
ASH GP LLC	Delaware
Ashland Canada Corp	Nova Scotia, Canada
Ashland Canada Holdings B.V.	Netherlands
Ashland (Changzhou) Advanced Chemical Co., Ltd.	China
Ashland (Changzhou) Special Chemical Co., Ltd.	China
Ashland (China) Holdings Co., Ltd.	China
Ashland Chemical de Mexico S.A. de C.V.	Mexico
Ashland Chemical Hispania, S.L.	Spain
Ashland Chemicals (Nanjing) Company Limited	China
Ashland Deutschland GmbH	Germany
Ashland-Especialidades Quimicas Ltda.	Brazil
Ashland Finland Oy	Finland
Ashland France SAS	France
Ashland Hercules Produtos Quimicos Ltda.	Brazil
Ashland Holdings B.V.	Netherlands
Ashland Industries Belgium BVBA	Belgium
Ashland Industries Deutschland GmbH	Germany
Ashland Industries Europe GmbH	Switzerland
Ashland Industries Finland Oy	Finland
Ashland Industries Hispania S.A.	Spain
Ashland Industries Italia S.R.L.	Italy
Ashland Industries Nederland B.V.	Netherlands
Ashland Industries Sweden AB	Sweden
Ashland Industries UK Limited	United Kingdom
Ashland International Holdings, Inc.	Delaware
Ashland Italia S.R.L.	Italy
Ashland Licensing and Intellectual Property LLC	United States
Ashland Nederland B.V.	Netherlands
Ashland-Plasticos De Portugal, Lda.	Portugal
Ashland Poland Sp.Z O.O.	Poland
Ashland Polimeros do Brasil S.A.	Brazil
Ashland Singapore Pte. Ltd.	Singapore
Ashland Sweden AB	Sweden
Ashland (Tianjin) Chemical Co., Ltd.	China
Ashland UK Limited	United Kingdom
AshOne C.V.	Netherlands
AshTwo C.V.	Netherlands
AshThree LLC	Delaware
Beijing Tianshi Special Chemical Technique Co., Ltd.	China
East Bay Realty Services, Inc.	United States
Ever Success Overseas Limited	British Virgin Islands

Company	Jurisdiction of Incorporation
Hercules Chemicals (Taiwan) Co., Ltd.	Taiwan
Hercules do Brasil Produtos Quimicos Ltda.	Brazil
Hercules Doel BVBA	Belgium
Hercules Europe BVBA	Belgium
Hercules Holding BV BVBA	Belgium
Hercules Holding II Limited	United Kingdom
Hercules Incorporated	Delaware
Hercules Investment ApS	Denmark
Hercules Investments Netherlands B.V.	Netherlands
Hercules Investments Sarl	Luxembourg
Hercules Korea Chemical Co., Ltd.	Korea
Hercules Paper Holdings, Inc.	Delaware
Hercules Russia LLC	Russia
Hercules Trading (Shanghai) Company Limited	China
International Specialty Holdings LLC	United States
International Specialty Products Inc.	United States
ISP (Belgium) International N.V.	Belgium
ISP (Canada) Corp.	Canada
ISP (Great Britain) Co. Ltd.	United Kingdom
ISP (Japan) Ltd.	Japan
ISP (Switzerland) GmbH	Switzerland
ISP Bermuda Limited	Bermuda
ISP Chemco LLC	United States
ISP Chemicals LLC	United States
ISP Cologne Holding GmbH	Germany
ISP do Brasil Ltda.	Brazil
ISP France Holding SARL	France
ISP France Marketing SARL	France
ISP Global Technologies Deutschland GmbH	Germany
ISP Global Technologies Inc.	United States
ISP HC Limited	Cyprus
ISP Holdings (U.K.) Limited	United Kingdom
ISP Investments Inc.	United States
ISP Luxembourg Canada S.a.r.l.	Luxembourg
ISP Luxembourg Holdings S.a.r.l.	Luxembourg
ISP Marl GmbH	Germany
ISP Marl Holdings GmbH	Germany
ISP Sales (U.K.) Limited	Ireland
ISP Synthetic Elastomers LLC	United States
ISP Technologies LLC	United States
ISP Vincience S.A.	France
OOO Ashland Eurasia	Russia
Progiven S.A.S.	France
Shanghai Ashland Chemicals Co., Ltd.	China
Valvoline (Australia) Pty. Limited	Australia
Valvoline (Deutschland) GmbH & Co. Kg	Germany
Valvoline Instant Oil Change Franchising, Inc.	United States
Valvoline International, Inc.	United States